SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SKILLSOFT PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SKILLSOFT PUBLIC LIMITED COMPANY

(REGISTERED IN IRELAND — NO. 148294)

NOTICE OF ANNUAL GENERAL MEETING

     Notice is Hereby Given that the ANNUAL GENERAL MEETING of SkillSoft Public Limited Company (the “Company”), a corporation organized under the laws of Ireland, will be held at Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland on August 27, 2004, at 8:00 a.m., local time (the “Meeting”), for the purpose of transacting the following business:

ORDINARY BUSINESS

     1.    To receive and consider the consolidated financial statements of the Company for the fiscal year ended January 31, 2004 and the Report of the Directors and Auditor thereon. (Resolution 1)

     2.    By separate resolutions to re-elect as directors the following persons, each of whom retires by rotation and, being eligible, offers himself for re-election in accordance with the Company’s Articles of Association.

     (A) Mr. James Krzywicki (Resolution 2(A))

     (B) Dr. Ferdinand von Prondzynski (Resolution 2(B))

     3.    To elect as a director Mr. William F. Meagher, Jr., who was appointed as a director in March 2004. (Resolution 3)

     4.    To authorize the Audit Committee of the Board of Directors to fix the remuneration of the Company’s auditor and reporting accountants for the fiscal year ending January 31, 2005. (Resolution 4)

SPECIAL BUSINESS

     To consider and, if thought fit, to pass the following resolutions, which will be proposed as ordinary resolutions.

     5.    THAT the Company’s 2004 Employee Share Purchase Plan (the “2004 ESPP”) be and it is hereby adopted, that a total of 2,500,000 ordinary shares of € 0.11 each be reserved for issuance thereunder and that the directors of the Company be and they are hereby authorized to do all such acts and things as they may consider necessary or expedient to establish and carry into effect the 2004 ESPP with such amendments as may be made by them in accordance with the rules of the 2004 ESPP and that each director be authorized to vote and be counted in the quorum on any matter in connection with the 2004 ESPP notwithstanding any interest he may have therein (except that no director may vote or be counted in a quorum with respect to any action of the Board of Directors related to such director’s participation in the 2004 ESPP) and that any prohibition contained in the Articles of Association of the Company from time to time on a director voting or being counted in a quorum be and is hereby relaxed to that extent accordingly. (Resolution 5)

     6.    THAT, subject to compliance with all applicable laws, the terms of a share repurchase agreement proposed to be entered into between the Company and Credit Suisse First Boston LLC relating to the purchase by the Company of up to 5,000,000 of its own ordinary shares (represented by American Depositary Shares (“ADSs”)), a copy of which agreement has been available for inspection by the members of the Company in accordance with Section 213 (5) of the Companies Act, 1990 (the “1990 Act”), be and the same hereby are approved and authorized for the purposes of Part XI of the 1990 Act, provided that this authority shall expire at the close of business on February 27, 2006 unless previously renewed, varied or revoked in accordance with Section 213 of the 1990 Act. The Company shall be entitled under such authority or under any renewal thereof to enter into, at any time prior to the expiry of such authority, a contract of purchase, which would or might be wholly executed after such expiry, and may complete any such contract as if the authority hereby conferred had not expired. All ordinary shares (represented by ADSs) repurchased by the Company pursuant to the share repurchase agreement shall be cancelled upon their repurchase. (Resolution 6)

     To conduct any other ordinary business of the Company as may properly come before the Meeting.

By Order of the Board

CHARLES E. MORAN
Chief Executive Officer

July 28, 2004

Registered Office:

Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

      1.     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. You are urged to read the proxy statement carefully.

      2.     Those holders of ordinary shares whose names appear in the Register of Members of the Company (“Members”) on the date the proxy statement is dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting and any adjournment of the Meeting.

      3.     Holders of the Company’s ADSs may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York has set July 16, 2004, which is the same date as the record date set by the Company, as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

      4.     A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of the Company. To be valid, proxy forms must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not later than 8:00 a.m. on August 25, 2004. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form.

      5.     The Register of Directors’ Interests and particulars of directors’ transactions in the share capital of the Company and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting from 7:45 a.m. until the conclusion of the Meeting. Otherwise they will be available for inspection at the registered office of the Company during normal business hours on any weekday (Saturdays, Sundays and Irish public holidays excluded) from the date of this Notice until the date of the Meeting.

      6.     A copy of the proposed share repurchase agreement will be on display at the registered office of the Company and available for inspection by Members for the 21 days immediately preceding the Meeting, and will be available for inspection at the Meeting itself.

YOUR VOTE IS IMPORTANT

      TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

GENERAL INFORMATION CONCERNING THE ANNUAL GENERAL MEETING	1
General	1
Record Date	1
Quorum	1
Voting of Ordinary Shares	2
Voting of ADSs	2
Expenses of Solicitation of Proxies	5
Revocability of Proxies	5
Security Ownership of Certain Beneficial Owners and Management	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION	9
Corporate Governance Guidelines	9
Members of the Board of Directors	9
Determination of Independence	10
Director Candidates	11
Board Committees	11
Attendance by Members of the Board of Directors at Meetings	13
Shareholder Communications	13
Code of Business Conduct and Ethics	14
Directors’ Compensation	14
Report of the Audit Committee of the Board of Directors	15
EXECUTIVE COMPENSATION AND RELATED MATTERS	16
Executive Compensation	16
Equity Compensation Plan Information	18
Employment Agreements	19
Compensation Committee Interlocks and Insider Participation	21
Report of the Compensation Committee of the Board of Directors on Executive Compensation	21
Stock Performance Graph	24
PROPOSAL ONE — RECEIVE AND CONSIDER THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL Year Ended JANUARY 31, 2004 AND THE REPORT OF THE DIRECTORS AND AUDITOR THEREON	25
General	25
Proposal One Vote Required	25
PROPOSAL TWO (A) AND TWO (B) — RE-ELECTION OF DIRECTORS	26
General	26
Proposal Two (A) Vote Required	26
Proposal Two (B) Vote Required	26
PROPOSAL THREE — ELECTION OF DIRECTOR	27
General	27
Proposal Three Vote Required	27

i

ii

SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park

Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

GENERAL INFORMATION CONCERNING THE ANNUAL GENERAL MEETING

General

      The enclosed proxy is solicited on behalf of SkillSoft Public Limited Company (the “Company”) for use at the Annual General Meeting of Shareholders to be held on August 27, 2004 at Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland at 8:00 a.m., local time, or at any adjournment of the Annual General Meeting, for the purposes set forth in the accompanying Notice of Annual General Meeting.

      These proxy solicitation materials were first mailed on or about July 28, 2004 to ADS holders and to all ordinary shareholders entitled to attend and vote at the Annual General Meeting as of such date.

Record Date

      Record Date for Holders of the Company’s Ordinary Shares. Holders of the Company’s ordinary shares, or Members, whose names appear in the Register of Members, maintained by the Company’s registrars, Computershare Investor Services (Ireland) Limited, on the date the proxy statement is mailed to Members are entitled to receive notice of the Annual General Meeting or any adjournment of the Annual General Meeting. In addition, any person who is a Member on the date of the Annual General Meeting is entitled to attend and vote at the Annual General Meeting and any adjournment of the Annual General Meeting.

      Record Date for Holders of the Company’s ADSs. The Bank of New York, as the registrar and transfer agent for the Company’s ADSs, as well as the depositary for the Company’s ordinary shares represented by the ADSs, has fixed the close of business on July 16, 2004, which date is the same as the record date set by the Company, as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Annual General Meeting and any adjournment of the Annual General Meeting.

      As of June 29, 2004, there were 105,685,734 of the Company’s ordinary shares, par value € 0.11 per share, issued and outstanding held by approximately 11 holders of record. As of June 29, 2004, there were 105,626,489 of the Company’s ADSs issued and outstanding. Each ADS represents one ordinary share. The ADSs are quoted on the NASDAQ National Market under the symbol “SKIL.” As of June 29, 2004, there were approximately 375 registered holders of the Company’s ADSs. The ordinary shares represented by the ADSs are owned of record by AIB Custodial Nominees Limited on behalf of The Bank of New York.

Quorum

      To conduct business at the Annual General Meeting, a quorum must be present. The Company’s Articles of Association provide that the presence at an Annual General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Annual General Meeting, and who together hold not less than one-third of the Company’s voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. The Company will treat ordinary shares represented by a properly signed and returned proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for a vote) as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.

Voting of Ordinary Shares

      Generally. Votes may be given at the Annual General Meeting either personally or by proxy. Voting at the Annual General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chair of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Irish Companies Acts, be demanded by: (i) the chair of the meeting; (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting; (iii) any Member or Members present (in person or by proxy) representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or (iv) a Member or Members present (in person or by proxy) holding the Company’s shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

      Proxies. Ordinary shares represented by a properly signed and dated proxy will be voted at the Annual General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of each of the proposals presented at the Annual General Meeting as more fully described in this proxy statement. Subject to any limitations imposed by law, a proxy holder may vote the proxy in his or her discretion as to any other matter which may properly come before the Annual General Meeting.

      Abstentions. The Company will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual General Meeting. An abstention will not have an effect on the vote for any of the proposals to be voted upon at the meeting. Shares held by shareholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the consideration of the consolidated financial statements of the Company for the fiscal year ended January 31, 2004 and the Report of the Directors and Auditor thereon, the voting on the election or re-election of the directors, authorization of the Audit Committee to fix the auditor’s remuneration, the approval of the 2004 Employee Share Purchase Plan or the approval of the share repurchase agreement.

Voting of ADSs

      Generally. Holders of ADSs may not vote at the Annual General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among the Company, The Bank of New York and the owners and beneficial owners of ADSs, to vote all of the Company’s ordinary shares represented by ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

      Record Date; Notice of Annual General Meeting. Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by the Company for the purpose of such meeting or, if different, as close to the date established by the Company as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

      Upon receipt of notice of any of the Company’s meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by the Company, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from the Company;

•	a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and of the Company’s Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•	a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company’s Articles of Association; and

•	a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, and if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by the Company.

      Voting of Ordinary Shares Underlying ADSs. Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to the Company’s Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

      Discretionary Proxies. The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by the Company with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given if the Company notifies The

Bank of New York, and the Company has agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•	a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by the Company’s management (i.e., a contest);

•	relates to a merger or consolidation in limited circumstances involving a merger between the Company and a wholly-owned subsidiary;

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preference shares or increases the authorized amount of existing preference shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•	involves the waiver or modification of preemptive rights, except when the Company’s proposal is to waive such rights for ordinary shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of the Company’s outstanding ordinary shares;

•	alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and the Company’s proposal involves a change in the number of the Company’s directors by not more than 10% or not more than one;

•	changes existing quorum requirements for shareholder meetings;

•	authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to the Company’s directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when no plan is amended to extend its duration, the Company shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

•	authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of the Company’s average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring the annual costs above 10% of such average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by such unions, and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan;

•	changes the Company’s purposes or powers to an extent which would permit the Company to change to a materially different line of business and the Company’s stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of the Company’s previously outstanding ADSs and ordinary shares;

•	authorizes the sale or other disposition of 20% or more of the Company’s assets or earning power as measured prior to the closing of the transactions;

•	authorizes a transaction which is not in the ordinary course of business in which an officer, director or substantial security holder of the Company has a direct or indirect interest; or

•	reduces the Company’s earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.

      Each proposal to be acted upon at the Annual General Meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by the Company where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares for which no instruction has been given.

      Inspection of Reports. The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares by the Company. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by the Company pursuant to the Deposit Agreements.

Expenses of Solicitation of Proxies

      The Company will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Annual General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, the Company will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.

      In addition to solicitation by mail, directors, officers and key employees of the Company may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Revocability of Proxies

      You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

•	If you are a holder of the Company’s ordinary shares

SkillSoft Public Limited Company
107 Northeastern Boulevard
Nashua, New Hampshire 03062
Attention: Investor Relations
Fax: (603) 324-3210

•	If you are a holder of the Company’s ADSs

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: James Kelly
Fax: 212-571-3050

•	submitting a new signed proxy with a later date to the Company, if you are a holder of ordinary shares, or to The Bank of New York, if you are a holder of ADSs; or

•	if you are a holder of ordinary shares, attending the Annual General Meeting.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of April 30, 2004 with respect to the beneficial ownership of the Company’s ADSs by:

•	each person known to the Company to own beneficially more than 5% of the Company’s outstanding securities;

•	each director;

•	each of the Named Executive Officers; and

•	the current directors and executive officers of the Company as a group.

      The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs representing the ordinary shares which the individual has the right to acquire on or before June 29, 2004 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity, any shares which that person or entity has the right to acquire on or before June 29, 2004, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

      As of April 30, 2004, the Company had approximately 104,747,690 ordinary shares outstanding. The shareholders of the Company may elect to hold their respective shares of the Company’s outstanding securities in the form of ordinary shares or ADSs. In addition, holders of options to purchase ordinary shares of the Company may, upon exercise of their options, elect to receive such ordinary shares in the form of ADSs. The 5% shareholders, directors and executive officers identified in the following table hold their respective shares of the Company’s outstanding securities in the form of ADSs.

	Amount and Nature of
	Beneficial Ownership

Name and Address		Percentage
of Beneficial Owner	ADSs	Owned

5% Shareholders
Warburg, Pincus Ventures, L.P.(1)	13,279,987	12.7%
Columbia Wanger Asset Management, L.P.(2)	12,225,000	11.7%
Cramer Rosenthal McGlynn, LLC(3)	5,081,700	4.8%
Transamerica Investment Management, LLC(4)	4,983,069	4.8%
Directors
Stewart K.P. Gross(5)	13,286,237	12.7%
Charles E. Moran(6)	2,277,857	2.2%
Gregory M. Priest(7)	1,703,025	1.6%
James S. Krzywicki(8)	129,250	*
Ferdinand von Prondzynski(9)	15,010	*
P. Howard Edelstein	6,250	*
William F. Meagher, Jr.	—	—
Named Executive Officers
Mark A. Townsend(10)	991,925	*
Jerald A. Nine(11)	870,178	*
Colm M. Darcy(12)	107,054	*
All current directors and executive officers as a group (11 persons)	20,167,601	18.5%

*	Less than 1%

(1)	On September 16, 2002, Warburg Pincus Ventures, L.P. (“WPV”), Warburg Pincus & Co. (“WP”) and Warburg Pincus LLC (“WP LLC”) filed a Schedule 13D with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 13,279,987 ADSs, consisting of shares beneficially owned by WPV, WP and WP LLC; the following information is reported in reliance on such filing. WP is the sole general partner of WPV. WPV is managed by WP LLC. The address for WPV is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(2)	On February 13, 2004, Columbia Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc. (“WAM GP”) and Columbia Acorn Trust (“Acorn”) filed Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 12,225,000 ADSs for WAM and WAM GP and 9,900,000 ADSs for Acorn, consisting of shares beneficially owned by WAM, WAM GP and Acorn; the following information is reported in reliance on such filing. WAM is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940 and reports ADSs acquired on behalf of discretionary clients. Acorn is a discretionary client of WAM. WAM GP is the general partner of WAM. WAM, WAM GP and Acorn file jointly pursuant to a Joint Filing Agreement dated February 13, 2004 among WAM, WAM GP and Acorn. The address of WAM, WAM GP and Acorn is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3)	On February 6, 2004, Cramer Rosenthal McGlynn, LLC (“Cramer”) filed Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership with respect to 5,081,700 ADSs, consisting of 2,411,700 ADSs for which Cramer has sole voting power, 2,420,100 ADSs for which Cramer has sole dispositive power, 2,556,100 ADSs for which Cramer has shared voting power and 2,525,600 ADSs for which Cramer has shared dispositive power; the following information is reported in reliance on such filing. The Amendment No. 1 to Schedule 13G filing with the SEC was filed erroneously with respect to SkillSoft Corporation rather than SkillSoft PLC. Cramer is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940. The address of Cramer is 520 Madison Avenue, New York, New York 10022.

(4)	On December 30, 2003, Transamerica Investment Management, LLC (“TIM”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 4,983,069 ADSs; the following information is reported in reliance on such filing. The Amendment No. 2 to Schedule 13G filed with the SEC was filed erroneously with respect to SkillSoft Corporation rather than SkillSoft PLC. TIM is deemed to be the beneficial owner pursuant to separate arrangements whereby TIM acts as investment adviser to certain individuals and entities. The address of TIM is 1150 S. Olive Street, Los Angeles, California 90015.

(5)	Mr. Gross, a director of the Company, is a managing director and member of WP LLC and a general partner of WP. Mr. Gross disclaims beneficial ownership of these shares. See Note 1 of this table. Mr. Gross’s address is c/o WPV, 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147. Includes 6,250 ADSs issuable upon exercise of share options held by Mr. Gross.

(6)	Includes 763,805 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 2,367 ADSs held in a family trust of which Mr. Moran is a trustee, and 1,511,674 ADSs beneficially owned by Mr. Moran’s wife, as trustee of various trusts for the benefit of Mr. Moran’s children. Mr. Moran disclaims beneficial ownership of the shares held in trust.

(7)	Includes 1,691,866 ADSs issuable upon exercise of share options held by Mr. Priest.

(8)	Includes 126,250 ADSs issuable upon exercise of share options held by Mr. Krzywicki.

(9)	Includes 15,000 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.

(10)	Includes 536,782 ADSs issuable upon exercise of share options held by Mr. Townsend and 59,185 ADSs beneficially owned by Mr. Townsend’s wife as trustee of the MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in trust.

(11)	Includes 417,473 ADSs issuable upon exercise of share options held by Mr. Nine and 392,652 ADSs held by Mr. Nine’s wife as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the shares held in trust.

(12)	Represents 107,054 ADSs issuable upon exercise of share options held by Mr. Darcy.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

      The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulation and the new listing standards of the NASDAQ National Market. This section describes the key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.skillsoft.com. Alternatively, you can request a copy of any of these documents by writing to SkillSoft Public Limited Company, c/o Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062.

Corporate Governance Guidelines

      The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its shareholders. Among the matters covered by these guidelines are:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	the directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board will conduct a self-evaluation to determine whether the Board and the Board’s committees are functioning effectively.

Members of the Board of Directors

      The following is a list of the directors of the Company and certain information about their background.

      Gregory M. Priest, age 40, was appointed Chairman of the Board of Directors in November 2000. Mr. Priest has served as the Company’s Chief Strategy Officer since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Priest served as the Company’s President and Chief Executive Officer from December 1998 to September 2002. Mr. Priest has been a director since June 1996.

      Charles E. Moran, age 49, has served as President and Chief Executive Officer and as a director of the Company since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Moran is a founder of SkillSoft Corporation and served as its Chairman of the Board, President and Chief Executive Officer from January 1998 until September 2002.

      P. Howard Edelstein, age 49, has served as a director of the Company since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Edelstein has served as President and Chief Executive Officer of Radianz, Inc., an Internet Protocol (IP)-based networking company for the global financial services industry, since July 2003. Mr. Edelstein served as an Entrepreneur in Residence with Warburg Pincus LLC from January 2002 to July 2003. Mr. Edelstein previously served as President and Chief Executive Officer of Thomson Financial ESG (now known as Omgeo), a provider of electronic commerce, transaction processing and information services to the international securities/trading community, from 1993 to 2001. Mr. Edelstein is also a director of PalmSource, a software developer for mobile information devices, and Alacra, a privately held financial information company.

      Stewart K.P. Gross, age 44, has served as a director of the Company since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Gross served as a director of SkillSoft Corporation from January 1998 to September 2002. Mr. Gross is a Managing Director of Warburg Pincus LLC, where he has been employed since July 1987. Mr. Gross is a director of BEA Systems, Inc., a publicly traded provider of application infrastructure software, and several privately held companies.

      James S. Krzywicki, age 52, has served as a director of the Company since October 1998. Mr. Krzywicki was Vice President, Channel Services of Parametric Technology Corporation (“PTC”), a provider of software solutions for manufacturers for product development and improvement, from April 2003 to January 2004. Prior to joining PTC, Mr. Krzywicki served as President of North American Services of RoweCom, Inc., a provider of knowledge resource management and acquisition services, from October 1999 to February 2001, and as Chief Operating Officer from February 2001 to November 2001. In November 2001, RoweCom, Inc. was acquired by divine, inc., a premier integrated solution provider focused on the extended enterprise, and Mr. Krzywicki became Senior Vice President and General Manager, divine information services, and held this position until January 2003. Subsequently, RoweCom, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States District Court for the District of Massachusetts in January 2003. From 1992 to 1999, Mr. Krzywicki held various positions with Lotus Development Corporation, which is now owned by International Business Machines Corporation, most recently as Director, Distributed Learning, IBM Global Services.

      William F. Meagher, Jr., age 65, has served as a director of the Company since March 2004. Mr. Meagher was the Managing Partner of the Boston Office of Arthur Andersen LLP (“Andersen”) from 1982 until 1995, and spent a total of 38 years with Andersen. Mr. Meagher was a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. Mr. Meagher is a director of All Seasons Services, Inc. and a trustee of Living Care Villages of Massachusetts, Inc. d/b/a North Hill and the Dana Farber Cancer Institute and the Greater Boston YMCA.

      Ferdinand von Prondzynski, age 50, has served as a director of the Company since November 2001. Dr. von Prondzynski has been the President of Dublin City University, one of Ireland’s leading higher education institutions, since July 2000. From January 1991 to July 2000, Dr. von Prondzynski served as Professor of Law and Dean of the Faculty of Social Services, the University of Hull, UK.

      There are no family relationships among any of the directors or executive officers of the Company.

Determination of Independence

      Under NASDAQ rules that become applicable to the Company on the date of the Annual General Meeting, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Messrs. Edelstein, Gross, Krzywicki, Meagher or Dr. von Prondzynski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors.

      In considering whether to recommend any particular candidate for inclusion in the Board of Director’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for recommendation. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

      Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s ADSs for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Investor Relations, SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows and applies for candidates submitted by others.

      At the Annual General Meeting, shareholders will be asked to consider the election of William F. Meagher, Jr., who was appointed as a director by the Board on March 4, 2004. Mr. Meagher was originally recommended to the Committee for consideration as a potential director candidate by the Company’s chief executive officer, and the Board determined to include him among its nominees.

Board Committees

      The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by the Board of Directors. Current copies of each committee’s charter are posted on the Investor Relations section of the Company’s website, www.skillsoft.com. In addition, a copy of the Audit Committee Charter is attached as Appendix A to this proxy statement.

      The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to the Company on the date of the Annual General Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all members of the Audit Committee are independent as defined by the rules of the Nasdaq Stock Market that apply to the Company until the date of the Annual General Meeting.

Audit Committee

      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditor the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditor and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 13 of this proxy statement).

      The Board of Directors has determined that Mr. Meagher is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

      The current members of the Audit Committee are Messrs. Gross, Krzywicki and Meagher (Chair) and Dr. von Prondzynski. The Audit Committee met fifteen times during the fiscal year ended January 31, 2004.

Compensation Committee

      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering each of the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

      The current members of the Compensation Committee are Messrs. Edelstein, Gross (Chair) and Krzywicki. Mr. Coleman served as a member of the Compensation Committee until his resignation as a director on January 31, 2004. Mr. Edelstein was elected to the Compensation Committee to replace Mr. Coleman on March 4, 2004. The Compensation Committee met twice during the fiscal year ended January 31, 2004.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board of Directors members;

•	recommending to the Board of Directors the persons to be nominated for election as members of the Board of Directors and to each of the committees of the Board of Directors;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing the evaluation of the Board of Directors.

      The current members of the Nominating and Corporate Governance Committee are Messrs. Edelstein, Gross (Chair) Krzywicki and Meagher and Dr. von Prondzynski. Mr. Coleman served as a member of the Nominating and Corporate Governance Committee until his resignation as a director on January 31, 2004. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended January 31, 2004.

Attendance by Members of the Board of Directors at Meetings

      The Board of Directors met eight times during the fiscal year ended January 31, 2004. Each of the Company’s current directors attended at least 75% of the aggregate number of Board and committee meetings held during the fiscal year ended January 31, 2004 that he was eligible to attend as a director and committee member.

      One director attended the 2003 Annual General Meeting. On March 4, 2004, the Board of Directors adopted the Company’s revised Corporate Governance Guidelines, which provide that directors are expected to attend the Annual General Meeting of Shareholders.

Shareholder Communications

      The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

      Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Investor Relations, SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062.

Code of Business Conduct and Ethics

      The Company has adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted the Code on its website, which is located at www.skillsoft.com. In addition, the Company intends to disclose on its website any amendments to, or waivers from, any provision of the Code that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Directors’ Compensation

      No director receives any cash compensation for his services as a member of the Company’s Board of Directors or any committee of the Board of Directors, although each director is reimbursed for his expenses in attending Board of Directors and related committee meetings. As described in the following paragraph, non-employee directors may receive stock compensation for their services as a member of the Board of Directors.

      On initial election to the Board of Directors, each new non-employee director receives an option to purchase 25,000 ordinary shares under the Company’s 2001 Outside Director Option Plan (the “Director Plan”). Each non-employee director who has been a director for at least six months receives an option to purchase 10,000 ordinary shares on January 1st of each year. All options granted under the Director Plan have a term of ten years and an exercise price equal to fair market value of the ordinary shares on the date of grant. Each option becomes exercisable as to 25% of the shares subject to the option on each anniversary of the date of grant, provided the non-employee director remains a director on such dates. Upon exercise of an option, the non-employee director may elect to receive his ordinary shares in the form of ADSs. After termination as a non-employee director, an optionee may exercise an option during the period set forth in his option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of three months. However, an option may never be exercised later than the expiration of its ten-year term. A non-employee director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his lifetime. In the event of the Company’s merger with or into another corporation or a sale of substantially all of the Company’s assets, the successor corporation may assume, or substitute a new option in place of, each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. Following such assumption or substitution, if a non-employee director is terminated other than by voluntary resignation, the option will become fully exercisable and generally will remain exercisable for a period of three months. If the outstanding options are not assumed or substituted for, the Board of Directors will notify each non-employee director that he has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period. Unless terminated sooner, the Director Plan will automatically terminate in 2011. The Board of Directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant previously made under the Director Plan.

      On March 4, 2004, Mr. Meagher was granted an option to purchase 25,000 ordinary shares at an exercise price of $10.75 per share reflecting his appointment to the Board of Directors in March 2004. On January 1, 2004, Messrs. Coleman, Edelstein, Gross, Krzywicki and Dr. von Prondzynski were each granted an option to purchase 10,000 ordinary shares at an exercise price of $8.65 per share. Each option granted to a non-employee director was in accordance with the terms of the Director Plan described above.

Report of the Audit Committee of the Board of Directors

      The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended January 31, 2004 and has discussed these financial statements with the Company’s management and the Company’s independent auditor.

      The Audit Committee has also received from, and discussed with, the Company’s independent auditor various communications that the Company’s independent auditor is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards 61 (Communication with Audit Committees).

      The Company’s independent auditor also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent auditor its independence from the Company.

      Based on its discussions with management and the independent auditor, and its review of the representations and information provided by management and the independent auditor, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

By the Audit Committee of the Board of Directors of SkillSoft Public Limited Company

Stewart K.P. Gross James S. Krzywicki William F. Meagher, Jr. Ferdinand von Prondzynski

EXECUTIVE COMPENSATION AND RELATED MATTERS

Executive Compensation

      Summary Compensation Table. The following table sets forth the total compensation for the fiscal year ended January 31, 2004, the 13 months ended January 31, 2003 and the year ended December 31, 2001 for the Company’s chief executive officer and the four most highly compensated executive officers who were serving as executive officers on January 31, 2004 (the “Named Executive Officers”), as required under applicable rules of the SEC.

Summary Compensation Table

								Long Term
		Annual Compensation						Compensation(3)

								Awards

	Fiscal					Other Annual		Shares Underlying	All Other
Name and Principal Position	Year(1)	Salary		Bonus		Compensation(2)		Options	Compensation

Charles E. Moran	2003	$237,500		$299,333		—		—	$9,610	(5)
President and Chief	2002	93,750	(4)	—		—		—	4,327	(5)
Executive Officer
Gregory M. Priest	2003	250,000		233,217		60,000	(6)	—	8,379	(7)
Chairman of the Board	2002	270,833		250,000	(8)	137,917	(9)	2,137,500	8,379	(7)
and Chief Strategy Officer	2001	250,000		314,320		60,000	(6)	220,000	9,981	(10)
Colm M. Darcy	2003	200,000		166,000		—		—	5,092	(5)
Executive Vice President,	2002	206,667		66,250		—		530,000	92,230	(11)
Content Development
Jerald A. Nine Jr.	2003	212,500		213,400		—		—	4,973	(5)
Chief Operating Officer	2002	84,333	(12)	—		—		—	3,846	(5)
Mark A. Townsend	2003	180,000		166,000		—		—	7,388	(5)
Executive Vice President,	2002	66,667	(13)	—		—		—	3,077	(5)
Technology

(1)	In connection with the closing of the merger with SkillSoft Corporation on September 6, 2002, the Company’s fiscal year end changed from December 31 to January 31. Accordingly, this table presents compensation for the years ended December 31, 2001 (“2001”), the period from January 1, 2002 through January 31, 2003 (“2002”) and the fiscal year ended January 31, 2004 (“2003”).

(2)	Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, in those instances in which the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer in the fiscal year covered.

(3)	The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered. This table excludes options granted by SkillSoft Corporation prior to the merger on September 6, 2002 to each of Messrs. Moran, Nine and Townsend, which options were assumed by the Company in connection with the merger and, based on the merger exchange ratio of 1 share of SkillSoft Corporation common stock for 2.3674 ordinary shares of the Company, are exercisable to purchase an aggregate of 1,657,179, 1,065,329 and 946,959 ordinary shares, respectively, at an exercise price of $4.06 per share.

(4)	Mr. Moran has served as the Company’s Chief Executive Officer since the closing of the Company’s merger with SkillSoft Corporation on September 6, 2002, and, therefore, the salary reported on this table for 2002 reflects salary paid to Mr. Moran from such date through January 31, 2003.

(5)	Consists of amounts paid as accrued vacation time.

(6)	Consists of amounts paid as an accommodation allowance (see “Employment Agreements — Gregory M. Priest’s Employment Agreement”).

(7)	Consists of amounts paid as car allowances.

(8)	Consists of amounts paid as a bonus earned and approved prior to the merger with SkillSoft Corporation on September 6, 2002.

(9)	Consists of $60,000 paid to Mr. Priest as an accommodation allowance (see “Employment Agreements — Gregory M. Priest’s Employment Agreement”) and a total of $77,917 paid to Mr. Priest as a non-recoverable advance against bonuses on a monthly basis from January 1, 2002 through September 30, 2002.

(10)	Consists of $8,379 paid to Mr. Priest as a car allowance and $1,602 paid by the Company for the premium payment of Mr. Priest’s life insurance policy. The Company no longer pays premiums with respect to this policy.

(11)	Consists of $69,153 paid to Mr. Darcy in connection with his relocation to Nashua, New Hampshire and $23,077 paid to Mr. Darcy as accrued vacation time.

(12)	Mr. Nine served as the Company’s Executive Vice President, Global Sales and Marketing and General Manager, Content Solutions Division, from the closing of the Company’s merger with SkillSoft Corporation on September 6, 2002 until being appointed Chief Operating Officer in February 2004, and, therefore, the salary reported on this table for 2002 reflects salary paid to Mr. Nine from such date through January 31, 2003.

(13)	Mr. Townsend has served as the Company’s Executive Vice President, Technology, since the closing of the Company’s merger with SkillSoft Corporation on September 6, 2002, and, therefore, the salary reported on this table reflects salary paid to Mr. Townsend from such date through January 31, 2003.

      Share Option Grants Table. The Company granted no share options or stock appreciation rights during the fiscal year ended January 31, 2004 to the Named Executive Officers.

      Fiscal Year-End Option Value Table. The following table provides information with respect to share options exercised by the Named Executive Officers during the fiscal year ended January 31, 2004, and the number and value of unexercised share options held by each of the Named Executive Officers as of January 31, 2004.

			Number of Ordinary Shares		Value of Unexercised
	Number of		Underlying Unexercised		In-the-money Options at
	Shares		Options at January 31, 2004		January 31, 2004(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Moran	13,724	$63,750	987,487	1,366,187	$3,648,813	$5,685,804
Gregory M. Priest	433,751	2,299,274	1,693,429	1,223,230	2,257,982	6,048,212
Colm M. Darcy	130,487	687,155	166,637	326,876	297,723	1,532,093
Jerald A. Nine Jr.	76,040	330,295	508,412	835,986	1,892,762	3,555,382
Mark A. Townsend	0	—	473,479	710,219	1,888,787	3,082,746

(1)	The value realized upon exercise is the excess of the fair market value (determined on the basis of the closing price per share of the Company’s ADSs on the NASDAQ National Market) of the underlying ordinary shares on the date of exercise over the exercise price of the option multiplied by the number of ordinary shares acquired upon exercise.

(2)	The value of the in-the-money options is the excess of the fair market value (determined on the basis of the closing price per share of the Company’s ADSs on the NASDAQ National Market) of the underlying ordinary shares on January 31, 2004 ($8.70 per share) over the exercise price of the option multiplied by the number of ordinary shares underlying the option.

Equity Compensation Plan Information

      The following table provides information about the ordinary shares authorized for issuance under the Company’s equity compensation plans as of January 31, 2004.

	(a)	(b)	(c)
Number of Shares
Remaining Available
	Number of Shares	Weighted-average	for Future Issuance
	to be Issued upon	Exercise Price of	under Equity
	Exercise of	Outstanding	Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category(1)	and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	6,860,360 (2)	$7.99 (2)	1,340,725
Equity compensation plans not approved by security holders	5,280,734 (3)	$11.89	6,798,361 (4)

Total	12,141,094	$9.68	8,139,086

(1)	This table excludes an aggregate of 10,547,334 ordinary shares issuable upon exercise of options that the Company assumed in connection with its merger with SkillSoft Corporation. The weighted average exercise price of the excluded options is $5.48 per share. The Company assumed the SkillSoft Corporation 1998 Stock Incentive Plan, 1999 Non-Employee Director Stock Option Plan, 2001 Stock Incentive Plan and Books24x7.com, Inc. 1994 Stock Option Plan only insofar as they related to options outstanding under the plans at the time of the merger, and the Company may not grant any future options under any of the plans.

(2)	Excludes ordinary shares issuable under the Company’s 1995 Employee Stock Purchase Plan in connection with the current offering period; such ordinary shares are included in column (c).

(3)	Consists of 5,271,864 ordinary shares subject to outstanding options under the Company’s 1996 Supplemental Stock Plan (the “1996 Plan”), 5,593 ordinary shares subject to outstanding options under the ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan (the “ForeFront 1996 Plan”), 2,667 ordinary shares subject to outstanding options under the Knowledge Well Group Limited 1998 Share Option Plan (the “Knowledge Well Group 1998 Plan”) and 610 ordinary shares subject to outstanding options under the Knowledge Well Limited 1998 Share Option Plan (the “Knowledge Well 1998 Plan”).

(4)	Consists of 5,603,022 ordinary shares available for issuance under the 1996 Plan, 2 ordinary shares available for issuance under the ForeFront Group, Inc. 1996 Non-employee Director’s Stock Option Plan (the “ForeFront 1996 Director Plan”), 337,230 ordinary shares available for issuance under the ForeFront 1996 Plan, 624,448 ordinary shares available for issuance under the Knowledge Well Group 1998 Plan and 233,659 ordinary shares available for issuance under the Knowledge Well 1998 Plan.

      A description of the material terms of the 1996 Plan, the ForeFront 1996 Director Plan, the ForeFront 1996 Plan, the Knowledge Well 1998 Plan and the Knowledge Well Group 1998 Plan is included in Note 9 to the Company’s consolidated financial statements filed as part of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and is incorporated herein by reference.

Employment Agreements

      Charles E. Moran’s Employment Agreement. In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Charles E. Moran, to employ Mr. Moran as its President and Chief Executive Officer. Mr. Moran’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation Board of Directors for the then current fiscal year. Specifically, Mr. Moran’s employment agreement provides that he will be paid a base salary of $225,000 per year to be reviewed for increases at least annually by the Company’s Board of Directors. In addition, Mr. Moran will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Moran’s employment is at-will, but if Mr. Moran’s employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary and target bonus for a period of one year after the date of termination. In addition, if Mr. Moran is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him by the Company for a period of one year after the date of termination, if he agrees to be bound by the nonsolicitation and noncompete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until one year after the termination of his employment, if Mr. Moran’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

      Gregory M. Priest’s Employment Agreement. In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Gregory M. Priest, to employ Mr. Priest as Chairman of the Board of Directors and Chief Strategy Officer of the Company. Mr. Priest’s employment agreement provides for a cash compensation plan that reflects the level established by the Board of Directors for 2002 (which plan was not increased from Mr. Priest’s cash compensation plan for the fiscal year ended December 31, 2001). Specifically, Mr. Priest’s employment agreement provides that he will be paid a base salary of $250,000 per year to be reviewed for increases at least annually by the Board of Directors. In addition, Mr. Priest will be entitled to a $60,000 per year accommodation allowance and an auto allowance in the amount of $8,379. He will also be entitled to receive an annual performance bonus of $265,000 upon the attainment of agreed upon performance objectives to be reviewed for increases at least annually by the Board of Directors. Mr. Priest’s employment is at-will, but if his employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary and target bonus for a period which is the greater of (i) one year after the date of termination, and (ii) the period between the date of termination and September 6, 2005, the third anniversary of the completion of the merger. In addition, if Mr. Priest is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him by the Company for a period which is the greater of (i) one year after the date of termination, and (ii) the period between the date of termination and September 6, 2005, if he agrees to be bound by the nonsolicitation and noncompete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until the later of one year after the termination of his employment and September 6, 2005, if Mr. Priest’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

      Colm M. Darcy’s Employment Agreement. In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Colm M. Darcy, to employ Mr. Darcy as Executive Vice President, Content Development, of the Company. Mr. Darcy’s employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. Pursuant to the employment agreement, on September 6, 2002, the Company granted Mr. Darcy an option to purchase an aggregate of 50,000 shares of the Company at an exercise price of $4.25 per share. The option grant will vest as to 25% of the shares on September 6, 2003 and thereafter in 48 equal monthly installments on each monthly anniversary of the date of the grant. Mr. Darcy will also be reimbursed for certain supplemental travel expenses for him and his wife. In addition, Mr. Darcy will be entitled to receive relocation expense reimbursement in the event Mr. Darcy either relocates to Ireland at the Company’s request or returns there within three months after his employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement. Mr. Darcy’s employment is at-will, but if his employment is terminated without cause or if he resigns with good reason, he will be entitled to receive a payment equal to the sum of $75,000 plus his base salary for a period of six months after the date of termination. In addition, if Mr. Darcy is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him by the Company for a period of six months after the date of termination, if he agrees to be bound by the nonsolicitation and noncompete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until the later of six months after the termination of his employment and September 6, 2006, if Mr. Darcy’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

      Jerald A. Nine’s Employment Agreement. In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Jerald A. Nine, to employ Mr. Nine as its Executive Vice-President, Content Solutions and General Manager Books Division. Mr. Nine’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation Board of Directors for the then current fiscal year. Mr. Nine’s employment agreement with the Company provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. In addition, Mr. Nine will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Nine’s employment is at-will, but if Mr. Nine’s employment is terminated without cause or if he resigns with good reason, as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary plus the then maximum performance bonus for a period of one year. In addition, if Mr. Nine is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him by the Company for a period of one year. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until one year after the termination of his employment if Mr. Nine’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

      Mark A. Townsend’s Employment Agreement. SkillSoft Corporation is a party to an employment agreement with Mark A. Townsend, dated January 12, 1998. Under the terms of the employment agreement, Mr. Townsend is entitled to receive a base salary of $145,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. Townsend is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. Townsend may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. Townsend. In addition, in the event of such a termination, Mr. Townsend’s stock options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended January 31, 2004, the members of the Compensation Committee of the Company’s Board of Directors were Messrs. Krzywicki, Coleman, who served until his resignation on January 31, 2004, and Gross (Chair). No executive officer of the Company has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of the Company’s Compensation Committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

      This report is submitted by the Compensation Committee of the Board of Directors. During the fiscal year ended January 31, 2004, the Compensation Committee was responsible for administering and granting options to the Company’s executive officers under the Company’s stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company.

      Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

•	to provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company’s strategic objectives, as determined by the Board of Directors.

•	to align the interest of officers with the success of the Company.

•	to align the interest of officers with shareholders by including long-term equity incentives.

•	to increase the long-term profitability of the Company and, accordingly, increase shareholder value.

      Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, bonuses, and long-term incentive awards, generally in the form of share options. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company’s 401(k) Plan, the 1995 Employee Share Purchase Plan and other employee benefit plans, which plans are generally available to all employees of the Company.

      The principal factors which the Compensation Committee considered with respect to each officer’s compensation package for fiscal year ended January 31, 2004 are summarized below. The Board of Directors or the Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

      Base Salary. Compensation levels for each of the Company’s officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company’s past performance and future expectations, (ii) individual performance and experience, (iii) past salary levels, which includes salaries paid historically by two different companies (SkillSoft PLC, formerly SmartForce PLC, and SkillSoft Corporation), and (iv) minimum salary levels set by employment agreements. The Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company’s long-term goals and strategies.

      Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of the Company’s officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

      Equity Incentives. The Compensation Committee believes that share ownership aligns officers’ interests with those of the shareholders. In addition, the Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of options, allows the officers to share in any appreciation in the value of the Company’s ADSs.

      In making option grants, the Compensation Committee considers general corporate performance, individual contributions to the Company’s financial, operational and strategic objectives, the Chief Executive Officer’s recommendations, level of seniority and experience, existing levels of share ownership, previous grants of options, vesting schedules of options and the current share price.

      Incentive Bonuses. In the fiscal year ended January 31, 2004, the Compensation Committee approved executive compensation plans for each of Messrs. Moran, Priest, Nine, Darcy and Townsend pursuant to which the executive management team were eligible to receive bonuses on a quarterly and annual basis based on the Company’s financial and operational performance. Executive management had the opportunity to earn bonuses for the third and fourth quarters of the fiscal year ended January 31, 2004 based on the Company achieving specified financial targets related to quarterly renewal rates and bookings, and had an annual bonus opportunity tied to the Company achieving specified annual revenue and bookings targets. Please see “Executive Compensation” for the bonuses paid to the Company’s Named Executive Officers for the fiscal year ended January 31, 2004.

      Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers may participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a share incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

      Executive Compensation and Compensation of the Chief Executive Officer for the Fiscal Year Ended January 31, 2004. Executive compensation for the fiscal year ended January 31, 2004 included base salary and the bonus opportunities set forth in the executive compensation plans. The Company’s President and Chief Executive Officer since September 6, 2002, Charles E. Moran, received an annual base salary of $225,000 from February 1, 2003 until July 31, 2003 and $250,000 from August 1, 2003 through January 31, 2004. The base salary is believed by the Compensation Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size and stage of development.

      Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee of
the Board of Directors of SkillSoft Public
Limited Company

P. Howard Edelstein
Stewart K.P. Gross
James S. Krzywicki

Stock Performance Graph

      The following graph compares the cumulative total return on a percentage basis to shareholders of the Company’s ADSs (as adjusted for an ADS split in March 1998) from January 1, 1999 through January 31, 2004 to the cumulative return on (i) the NASDAQ National Market — U.S.; and (ii) the RDG Technology Composite Index. This graph assumes an investment of $100 on January 1, 1999 in the Company’s ADSs and in each of the other indices, and assumes dividends are reinvested. The measurement points are the last trading day of the fiscal years ended December 31, 1999, 2000 and 2001 and the fiscal years ended January 31, 2003 and 2004. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

COMPARISON OF 61 MONTH CUMULATIVE TOTAL RETURN*

AMONG SKILLSOFT PLC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 12/31/98 or index — including reinvestment of dividends. Fiscal year ending January 31.

	Cumulative Total Return

	12/98	12/99	12/00	12/01	1/03	1/04

SkillSoft PLC	100.00	225.21	252.52	166.39	19.23	58.49
NASDAQ Stock Market (U.S.)	100.00	190.62	127.67	70.42	65.36	94.34
RDG Technology Composite	100.00	157.96	117.38	104.39	75.74	104.01

PROPOSAL ONE — RECEIVE AND CONSIDER THE CONSOLIDATED FINANCIAL

STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2004 AND THE REPORT OF THE DIRECTORS AND AUDITOR THEREON

General

      The consolidated financial statements of the Company for the fiscal year ended January 31, 2004 as prepared under Irish GAAP, together with the Report of the Directors and Auditor thereon (collectively, the “Irish GAAP Accounts”), will be presented to and considered by the meeting. The Irish GAAP Accounts are being mailed to the Company’s ordinary shareholders along with this proxy statement. The Board of Directors approved the Irish GAAP Accounts on July 20, 2004. The Irish GAAP Accounts are being presented to the shareholders at the Annual General Meeting to provide the shareholders an opportunity to consider the Irish GAAP Accounts and ask any relevant and appropriate questions of the representative of the Company’s independent auditor in attendance at the Annual General Meeting.

Proposal One Vote Required

      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to approve the presentation and consideration of the Irish GAAP Accounts. Unless otherwise instructed, the proxies will vote “FOR” this resolution. Please note, however, a vote “FOR” or “AGAINST” this resolution will have no effect on the approval of the Irish GAAP Accounts by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO (A) AND TWO (B) — RE-ELECTION OF DIRECTORS

General

      The Company’s Articles of Association provide that the Company may have up to a maximum number of seven (7) directors, which number may be changed by resolution of its shareholders. The Company currently has seven (7) directors.

      At each Annual General Meeting of Shareholders, approximately one-third ( 1/3) of the existing directors must retire by rotation; however, each such director is eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director’s resignation, death or removal. In accordance with the Company’s Articles of Association, Mr. Krzywicki and Dr. von Prondzynski are now required to retire by rotation. Each of Mr. Krzywicki and Dr. von Prondzynski, being eligible, offers himself for re-election.

Proposal Two (A) Vote Required

      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal two (A) is required to approve the re-election of Mr. Krzywicki. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL TWO (A)

Proposal Two (B) Vote Required

      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal two (B) is required to approve the re-election of Dr. von Prondzynski. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL TWO (B)

PROPOSAL THREE — ELECTION OF DIRECTOR

General

      As noted above, the Company’s Articles of Association provide for a total of seven (7) directors. Mr. William F. Meagher, Jr. was appointed as a director on March 4, 2004 to fill the vacancy resulting from the resignation of Mr. William T. Coleman. As a matter of practice, any director appointed by the Board of Directors during the year, whether to fill a vacancy (including a vacancy created by an increase in the Board of Directors) or otherwise, will serve until the Company’s next Annual General Meeting of Shareholders and will be subject to re-election at that meeting although this is not required under the Company’s Articles of Association. The Board of Directors is recommending that the shareholders elect Mr. Meagher to serve on the Board of Directors of the Company.

Proposal Three Vote Required

      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to approve the election of Mr. William F. Meagher. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL THREE

PROPOSAL FOUR — AUTHORIZATION OF AUDIT COMMITTEE TO FIX THE

REMUNERATION OF THE COMPANY’S AUDITOR AND REPORTING ACCOUNTANTS

General

      The shareholders are being requested to authorize the Audit Committee to fix the remuneration of the Company’s auditor and reporting accountants for the fiscal year ending January 31, 2005. Recently enacted United States legislation requires that the Audit Committee have the authority to fix the remuneration of the independent auditor. Ernst & Young (Ireland) has been the Company’s auditor for the purposes of the Irish Companies Acts 1963 to 2003 since September 10, 1993. Ernst & Young LLP (together with Ernst & Young (Ireland), “Ernst & Young”) reviewed and reported on the Company’s financial statements for the fiscal year ended January 31, 2004 prepared in accordance with U.S. GAAP. A representative of Ernst & Young is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from shareholders.

Proposal Four Vote Required

      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal four is required to authorize the Audit Committee to fix the remuneration of the Company’s auditor and reporting accountants. If the resolution is not passed by the affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, the Company will not be authorized to pay the Company’s auditor for the services. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL FOUR

Fees Billed for Services Rendered by Ernst & Young

      The following table summarizes the fees of Ernst & Young billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

	Fiscal Year Ended	Fiscal Year Ended
Fee Category	January 31, 2004	January 31, 2003

Audit Fees(1)	$5,458,600	$1,835,000
Audit-Related Fees(2)	$44,000	$1,762,000
Tax Fees(3)	$1,161,500	$405,000
All Other Fees(4)	$3,500	$—
Total Fees	$6,667,600	$4,002,000

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements in the Company’s quarterly reports on Form 10-Q, the audit of the restatement of the historical SmartForce financial statements and other professional services provided in connection with statutory and regulatory filings or engagements for the fiscal years ended January 31, 2004 and January 31, 2003.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.” These services relate to account consultations and employee benefit audits.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns and claims for refunds, accounted for $578,000 of the total tax fees billed in the fiscal year ended January 31, 2004 and $94,000 of the total tax fees billed on the fiscal year ended January 31, 2003. Tax advice and tax planning services relate to transfer pricing analysis, tax advice, assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice for taxing authorities.

(4)	All other fees for the fiscal year ended January 31, 2004 consist of corporate secretarial services.

Pre-Approval Policies and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

PROPOSAL FIVE — ADOPTION OF

THE 2004 EMPLOYEE SHARE PURCHASE PLAN

General

      On May 27, 2004, the Board of Directors adopted, subject to shareholder approval at the Annual General Meeting, the 2004 Employee Share Purchase Plan (the “2004 ESPP”). The 1995 Employee Share Purchase Plan, under which the Company granted rights to purchase the Company’s shares, will expire by its terms in February 2005. The Board of Directors believes that the adoption of the 2004 ESPP is in the Company’s best interests and that of the Company’s shareholders. The 2004 ESPP is an important employee benefit, with broad employee participation. The Board of Directors believes that the adoption of the 2004 ESPP is necessary for the Company to remain competitive in its compensation practices and to attract and retain highly skilled personnel which are essential to the Company’s continued growth and success.

Proposal Five Vote Required

      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to adopt the 2004 Employee Share Purchase Plan. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL FIVE

Summary of the 2004 Employee Share Purchase Plan

      The following summary of the ESPP is qualified in its entirety by the specific language of the ESPP, a copy of which is available to any shareholder upon written request to the Secretary of the Company.

      All employees of the Company, including executive officers and directors who are employees of the Company, and certain of the Company’s subsidiaries (the “Designated Subsidiaries”), are eligible to participate in the 2004 ESPP if they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours per week and for more than five months in any calendar year and they are employees of the Company or a Designated Subsidiary on the first day of the applicable offering period. However, no employee will be eligible to participate in the 2004 ESPP if he or she possesses 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary immediately after the grant of an option under the 2004 ESPP. No employee may purchase ordinary shares with an aggregate value of more than $25,000 per calendar year under the 2004 ESPP (and all other employee share purchase plans of the Company and its subsidiaries), determined by the fair market value of such shares as of the applicable offering commencement dates. All of the Company’s full-time regular employees, approximately 1,200 at January 31, 2004, would be eligible to participate in the 2004 ESPP. Because participation in the 2004 ESPP is at the election of the Company’s employees, the benefits to be received by any particular executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by the Company at this time.

      A total of 2,500,000 ordinary shares are reserved for issuance under the 2004 ESPP and remain available for future issuances. The 2004 ESPP will be conducted in a series of offerings. Offering periods will commence each October 1 and April 1, or the first business day thereafter, beginning with the first offering period on October 1, 2004. Each offering period will be a six-month period. To participate in an offering under the 2004 ESPP, an employee must authorize the Company to deduct up to 20% of his or her compensation during the offering period. The purchase price of the shares in each offering period will be 85% of the closing price of the

ADSs on the NASDAQ National Market on either the first or last business day of the offering period, whichever is lower. On June 30, 2004, the closing price of the Company’s ADSs on the NASDAQ National Market was $7.60.

      In the event of a merger or consolidation in which the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation (“Continuity of Control”), each participant holding an outstanding option under the 2004 ESPP will be entitled to receive, at the end of the offering period, the equivalent number of securities or property which holders of the ordinary shares were entitled to receive upon consummation of such merger or consolidation. In the event of a merger or consolidation of the Company not involving a Continuity of Control, or a sale of all or substantially all of the Company’s assets, (a) each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of ordinary shares, shares of such stock or other securities as the holders of ordinary shares received pursuant to the transaction, (b) all outstanding options may be cancelled by the Board of Directors or the committee appointed by the Board of Directors to administer the 2004 ESPP as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees, or (c) all outstanding options may be cancelled by the Board of Director or the committee as of the effective date of the transaction, provided that each holder is given notice of such cancellation and the right to exercise the option in full based on payroll deductions then credited to his account as of a date determined by the Board of Directors or the committee appointed by the Board of Directors to administer the 2004 ESPP.

      The 2004 ESPP will be administered by the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors of the Company may at any time amend the 2004 ESPP; provided, that no such amendment shall be made to the 2004 ESPP (a) without approval by the shareholders of the Company is approval of such amendment is required by Section 423 of the Code, or (b) which would cause the cause the plan to fail to comply with Section 423 of the Code. The Board of Directors of the Company may at any time terminate the 2004 ESPP, in which case all amounts in the accounts of participating employees shall be promptly refunded.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

      A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

      If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

      If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

      THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE 2004 ESPP. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE 1995 EMPLOYEE SHARE PURCHASE PLAN

      The following table sets forth information with respect to participation in the 1995 Employee Share Purchase Plan by each Named Executive Officer (as defined under “Executive Compensation”), all current executive officers as a group and all other employees as a group during the fiscal year ended January 31, 2004.

	Securities	Purchase Price
Name of Individual and Position	Purchased	($ Per Share)

Charles E. Moran	0	$—
President and Chief Executive Officer
Gregory M. Priest	6,329	3.46
Chairman of the Board of Directors and Chief Strategy Officer
Colm M. Darcy	0	—
Executive Vice President, Content Development
Jerald A. Nine Jr.	0	—
Chief Operating Officer
Mark A. Townsend	0	—
Executive Vice President, Technology
All current executive officers as a group (6 persons)	6,329	3.46
All other employees as a group	628,911	3.46

PROPOSAL SIX — SHARE REPURCHASE PROPOSAL

General

      The Company proposes that it enter into a share repurchase agreement with Credit Suisse First Boston LLC (“CSFB”) relating to the purchase of the ADSs. By approving the share repurchase agreement, the Company’s shareholders will provide the Company’s Board of Directors with the flexibility to respond quickly in making decisions to repurchase ADSs without incurring undue delay or expense in order to seek shareholder approval prior to each share repurchase.

Proposal Six Vote Required

      The affirmative vote of the holders of three-fourths of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on Proposal Six is required to approve the share repurchase agreement. Unless otherwise instructed the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL SIX

Summary of The Share Repurchase Proposal

      From time to time, the Board of Directors of the Company may consider the repurchase of ADSs (representing the Company’s ordinary shares) to be beneficial to the Company and its shareholders and a means of seeking to enhance shareholder value. In making such decisions, the Company’s Board of Directors would take into account various factors including the trading price of the Company’s ADSs, the Board of Directors’ assessment of the Company’s business and prospects and its cash position.

      The Companies Act, 1990 of Ireland, as amended, (the “1990 Act”) prohibits an Irish incorporated company from purchasing its own shares unless such purchases are made pursuant to either (1) market purchases or (2) off-market purchases made under a contract authorized in advance by a special resolution of the shareholders of the company. For Irish law purposes, market purchases are deemed to be made only through purchases on the Irish Stock Exchange. Since the securities of the Company are publicly traded only on the NASDAQ National Market and not the Irish Stock Exchange, the shares of the Company cannot be repurchased by the Company pursuant to market purchases but rather only through such shareholder approved off-market purchases.

      Irish law also permits an Irish incorporated company to purchase its own shares only out of profits available for distribution to its members or the proceeds of a fresh issue of shares. While SkillSoft does not have profits available for distribution, certain of its subsidiary companies may. To the extent that any of the subsidiaries do have profits available for distribution it is proposed, subject to shareholders approving the terms of the share repurchase agreement and to SkillSoft deciding to effect any repurchases, to dividend up such of these profits to SkillSoft as it requires, in order to provide it with distributable profits out of which it may then effect the repurchases.

      Under the terms of the proposed share repurchase agreement and in accordance with the requirements of Rule 10b-18 promulgated under the Exchange Act, the Company may at any time and from time to time during the term of the agreement request CSFB to purchase on the NASDAQ National Market or in privately negotiated transactions up to 5,000,000 outstanding ADSs (representing 5,000,000 outstanding ordinary shares) at a per share purchase price which complies with the requirements of Rule 10b-18 and to sell such securities to the Company at the price at which CSFB purchased them. Any such repurchases of ADSs may only be made by the Company out of its distributable profits.

      Under the terms of the proposed share repurchase agreement, the Company will agree to pay a commission to CSFB which shall not in any event exceed US$0.05 per ADS repurchased.

      The proposed share repurchase agreement will terminate on February 27, 2006 and will be governed by the laws of the State of New York.

      Under Section 213 of the 1990 Act, a special resolution of the Members cannot be effected to authorize the share repurchase proposal if any Member holding shares to which the share repurchase proposal relates vote such shares in favor of the share repurchase proposal and the resolution would not have been passed if such members had not done so. At the date of the Annual General Meeting, the Company will be unable to determine the exact number of ADSs that will be repurchased by the Company, or the holders of such ADSs, and therefore cannot exclude the holders of such shares from voting on the repurchase proposal. Because of this uncertainty, even if the share repurchase proposal is approved by the requisite vote of the Company’s shareholders, the maximum number of ADSs which the Company may actually purchase under the share repurchase agreement will be reduced to an amount equal to the total number of “excess votes” cast in favor of the repurchase proposal if such amount is less than 5,000,000 ADSs. For this purpose, the “excess votes” are the total number of votes actually cast in favor of the proposal in excess of the total number of votes required to be cast to approve such proposal.

      As required by Section 213 of the 1990 Act, a copy of the proposed share repurchase agreement will be made available for inspection by the Members at its registered office for the 21 days immediately preceding the date of the Annual General Meeting and at the Annual General Meeting itself.

      All ordinary shares repurchased by the Company pursuant to the share repurchase agreement shall be cancelled upon their repurchase and the Company will instruct the custodian, AIB Custodial Nominees Limited, to cancel the underlying ordinary share certificates.

      Although it is the Company’s intention to repurchase shares if the shareholders approve this resolution, there is no assurance that the Company will, in fact, make any share repurchases or that it will repurchase all of the 5,000,000 ordinary shares referred to in this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership of the Company’s equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such filings by the Company’s directors and executive officers and 10% shareholders or written representations from certain of those persons, the Company believes that all filings required to be made by those persons during the fiscal year ended January 31, 2004 were timely made.

Other Business

      The Board of Directors knows of no other business which will be presented for consideration at the Annual General Meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC’s proxy rules, in accordance with their best judgment on such matters.

Shareholder Proposals To Be Presented at the 2005 Annual General Meeting

      Proposals of the Company’s shareholders that are intended for possible inclusion in the proxy statement and form of proxy relating to the Company’s 2005 Annual General Meeting of Shareholders must be received at the Company’s U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than March 29, 2005 and must satisfy the conditions established by the SEC for such proposals.

      Matters which shareholders wish to present for action at an annual general meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) must be received by the Company at least 45 days before the date on which the Company mails its proxy materials for the 2005 Annual General Meeting or, if the Company changes the date of the 2005 Annual General Meeting by more than 30 days from the 2004 Annual General Meeting, a reasonable time before the Company mails its proxy materials.

Important Notice Regarding Delivery of Security Holder Documents

      Some banks, brokers and other nominee record holders are participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or phone number: SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, NH 03062, (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

By Order of the Board of Directors,

CHARLES E. MORAN,
Chief Executive Officer

July 28, 2004

The Board of Directors hopes that Members will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Members who attend the meeting may vote their shares personally even though they have sent in their proxies.

Appendix A

SKILLSOFT PLC

AUDIT COMMITTEE CHARTER

A.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.     Structure and Membership

      1.     Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2.     Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be “independent” as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

      3.     Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      4.     Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5.     Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6.     Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.     Authority and Responsibilities

General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      1.     Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2.     Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

      3.     Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      4.     Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

      5.     Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

      6.     Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      7.     Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      8.     Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy or information statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

      9.     Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

      10.     Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

      11.     Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      12.     Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

      13.     Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

      1.     Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management; and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2.     Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3.     Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4.     Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5.     Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6.     Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      7.     Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      8.     Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

Appendix B

SKILLSOFT PUBLIC LIMITED COMPANY (the “Company”)

THIS PROXY FOR THE ANNUAL GENERAL MEETING IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and proxy statement, dated July 28, 2004 and hereby appoints Charles E. Moran and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Annual General Meeting to be held at 8:00 a.m. on August 27, 2004 at Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting, including for the avoidance of doubt, any proposal to adjourn all or any matters proposed for consideration at the meeting.

NOTES:

1.	A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.

2.	In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

3.	In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

4.	To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting or adjourned Annual General Meeting.

5.	Any alterations made to this proxy form should be initialed.

6.	On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

B-1

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

	FOR	AGAINST	ABSTAIN
1. To receive and consider the consolidated financial statements of the Company for the fiscal year ended January 31, 2004 and the Report of the Directors and Auditor thereon.	☐	☐	☐

2. (A) To re-elect as director Mr. Krzywicki who retires by rotation.	☐	☐	☐

2. (B) To re-elect as director Dr. von Prondzynski who retires by rotation.	☐	☐	☐

3. To elect as a director Mr. William F. Meagher who was appointed as a director in March 2004.	☐	☐	☐

4. To authorize the Audit Committee to fix the remuneration of the Company’s auditor and reporting accountants for the fiscal year ending January 31, 2005.	☐	☐	☐

5. To adopt the Company’s 2004 Employee Share Purchase Plan (the “ESPP”) and to authorize the Directors to do such acts and things as they may consider necessary or expedient to establish and carry into effect the ESPP.
	☐	☐	☐

6. To approve the terms of a share repurchase agreement to be entered into between the Company and Credit Suisse First Boston LLC.	☐	☐	☐

Mark here if you plan to attend the Annual General Meeting.	☐	Mark here, and indicate below, for a change of address.	☐

Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by an authorized person.

Date:	, 2004

Signature	Signature:

(Print Name):	(Print Name):

B-2

Appendix C

SKILLSOFT PUBLIC LIMITED COMPANY

2004 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Skillsoft Public Limited Company (the “Company”) and certain of its subsidiaries with opportunities to purchase ordinary shares of the Company (“Ordinary Shares”) commencing on October 1, 2004. Two million five hundred thousand (2,500,000) Ordinary Shares in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

          1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

          2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Ordinary Shares under the Plan provided that:

               (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

               (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

For purposes of the Plan, an employee’s employment shall be treated as continuing intact while such employee is on sick leave or other leave of absence approved by the Company if the period of such leave does not exceed 90 days, or, if longer, so long as the individual’s right to reemployment with the Company or a Designated Subsidiary is guaranteed either by statute or contract.

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

          3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase Ordinary Shares under this Plan. Offerings will begin each October 1 and April 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Ordinary Shares at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

          4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Company’s Stock Administrator (with a copy to the employee’s appropriate Human Resources contact for his or her location) at least one day prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue, subject to the limitations and restrictions set forth in the Plan, at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, vacation payouts, sign-on or similar bonuses and similar items or other compensation, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

          5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any amount up to a maximum of 20%

(expressed as a whole number) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

          6. Deduction Changes. Subject to the limits set forth in Section 5, an employee may increase, decrease or discontinue his payroll deduction twice during any Plan Period, by filing a new payroll deduction authorization form. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Ordinary Shares on the Exercise Date (as defined below).

          7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

          8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

          9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole Ordinary Shares of the Company (which will be represented by the Company’s American Depositary Shares (“ADSs”)), as does not exceed the number of shares determined by dividing $25,000 by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

          Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Ordinary Shares under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Ordinary Shares (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

          The purchase price for each share purchased will be 85% of the closing price of the ADSs on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the ADSs are listed, (b) the closing price of the ADSs on the NASDAQ National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of ADSs were made on such a day, the price of the ADSs for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

          Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Ordinary Shares reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

          Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

          10. Issuance of Certificates. Certificates representing ADSs representing Ordinary Shares purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing share certificates.

          11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

          12. Optionees Not Shareholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a shareholder of the Ordinary Shares covered by an Option under this Plan until such shares have been purchased by and issued to him.

          13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

          14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

          15. Adjustment in Case of Changes Affecting Ordinary Shares. In the event of a subdivision of outstanding Ordinary Shares or ADSs, or the payment of a dividend in Ordinary Shares or ADSs, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Ordinary Shares, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

          16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one Ordinary Share was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

          In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of Ordinary Shares, shares of such stock or other securities as the holders of Ordinary Shares received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

          17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

          18. Insufficient Shares. In the event that the total number of Ordinary Shares specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

          19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

          20. Governmental Regulations. The Company’s obligation to sell and deliver Ordinary Shares under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the ADSs are then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

          21. Governing Law. The Plan shall be governed by Irish law except to the extent that such law is preempted by federal law.

          22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Ordinary Shares, from shares held in the treasury of the Company, or from any other proper source.

          23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

          24. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

          25. Effective Date and Approval of Shareholders. The Plan shall take effect on the next business day following approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors
on May 27, 2004

C-4